UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2022

HERTZ GLOBAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37665	61-1770902
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number.)
8501 Williams Road
Estero, Florida 33928
(Address of principal executive offices, including zip code)
(239) 301-7000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbols	Name of Each Exchange on which Registered
Common Stock, par value $0.01 per share	HTZ	Nasdaq Global Select Market
Warrants to Purchase Common Stock	HTZWW	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 19, 2022, Hertz Global Holdings, Inc. (the “Company”) held its 2022 Annual Meeting of Stockholders (the “Meeting”). The final voting results for each matter submitted to a vote of stockholders at the Meeting are set forth below.

1.Election of Directors

The Company’s stockholders elected the following nominees to the Board of Directors, each for a three-year term. For each nominee, the voting results were as follows:

Nominee	For	Withheld	Broker Non-Votes
Michael Gregory O’Hara	301,160,469	19,790,893	20,687,873
Thomas Wagner	320,645,972	305,390	20,687,873
Vincent J. Intrieri	300,149,374	20,801,988	20,687,873

2.     Ratification of the Appointment of Ernst & Young LLP as the Company’s Independent Auditor for Fiscal 2022

The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year 2022. The voting results were as follows:

For	Against	Abstain
341,401,050	202,128	36,057

3.     Advisory Approval of the Company’s Named Executive Officer Compensation

The Company’s stockholders approved, on an advisory basis, a resolution approving the Company’s named executive officers’ compensation. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
298,613,145	22,217,840	120,377	20,687,873

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 19, 2022	HERTZ GLOBAL HOLDINGS, INC. By: /s/ M. David Galainena Name: M. David Galainena Title: Executive Vice President, General Counsel and Secretary